Exhibit 32

Written Statement of the President and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Michael J. Degen, hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 11, 2010

By:	/s/ Michael J. Degen

Michael J. Degen
Chief Executive Officer
Nortech Systems Incorporated

Written Statement of the Executive Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Richard G. Wasielewski, hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 11, 2010

By:	/s/ Richard G. Wasielewski

Richard G. Wasielewski
Chief Financial Officer
Nortech Systems Incorporated